Exhibit 4.1
BOK FINANCIAL CORPORATION,
Company,
AND
U.S. BANK NATIONAL ASSOCIATION,
Trustee
SUBORDINATED
NOTES
INDENTURE

Dated as of June 27, 2016

TABLE OF CONTENTSA
Page
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.	Definitions 1

Section 1.02.	Compliance Certificates and Opinions 7

Section 1.03.	Form of Documents Delivered to Trustee 7

Section 1.04.	Acts of Security Holders 8

Section 1.05.	Notices, etc., to Trustee and Company 9

Section 1.06.	Notices to Holders; Waiver 9

Section 1.07.	Conflict with Trust Indenture Act 9

Section 1.08.	Effect of Headings and Table of Contents 9

Section 1.09.	Successors and Assigns 10

Section 1.10.	Separability Clause 10

Section 1.11.	Benefits of Indenture 10

Section 1.12.	Legal Holidays 10

Section 1.13.	Governing Law 10

Section 1.14.	Waiver of Jury Trial 10

Section 1.15.	Force Majeure 10

Section 1.16.	Counterparts 10
ARTICLE TWO
FORMS

Section 2.01.	Forms Generally 11

Section 2.02.	Form of Trustee’s Certificate of Authentication 11

Section 2.03.	Form of Security 11

Section 2.04.	[Reserved.] 11

Section 2.05.	Securities Issuable in the Form of a Global Security 11
ARTICLE THREE
THE SECURITIES

Section 3.01.	Title and Terms 13

Section 3.02.	Denominations 16

Section 3.03.	Execution, Authentication and Delivery 16

Section 3.04.	Temporary Securities 17

Section 3.05.	Registration, Registration of Transfer and Exchange 17

Section 3.06.	Mutilated, Defaced, Destroyed, Lost and Stolen Securities 18

Section 3.07.	Payment of Interest; Interest Rights Preserved 19

Section 3.08.	Persons Deemed Owners 20

Section 3.09.	Cancellation of Securities; Disposal Thereof 21

Section 3.10.	Computation of Interest 21

Section 3.11.	Numbers, ISINs, etc. 21

A The Table of Contents is not part of the Indenture.

ARTICLE FOUR
REDEMPTION OF SECURITIES

Section 4.01.	Applicability of Article 21

Section 4.02.	Notice of Redemption; Selection of Securities 21

Section 4.03.	Payment of Securities Called for Redemption 22
ARTICLE FIVE
COVENANTS

Section 5.01.	Payment of Principal, Premium and Interest; Compliance with Terms 23

Section 5.02.	Maintenance of Agency 23

Section 5.03.	Money for Security Payments To Be Held in Trust 23

Section 5.04.	Certification of Compliance of the Company 24

Section 5.05.	Corporate Existence 24

Section 5.06.	Calculation of Original Issue Discount 24
ARTICLE SIX
SECURITY HOLDERS’ LISTS AND REQUESTS BY TRUSTEE
AND COMPANY

Section 6.01.	Company To Furnish Trustee Names and Addresses of Security Holders 25

Section 6.02.	Preservation of Information; Communications to Security Holders 25

Section 6.03.	Reports by Trustee 25

Section 6.04.	Reports by Company 25
ARTICLE SEVEN
REMEDIES

Section 7.01.	Events of Default and Defaults 25

Section 7.02.	Acceleration of Maturity; Rescission and Annulment 26

Section 7.03.	Collection of Indebtedness and Suits for Enforcement by Trustee 27

Section 7.04.	Trustee May File Proofs of Claim 28

Section 7.05.	Trustee May Enforce Claims Without Possession of Securities 28

Section 7.06.	Application of Money Collected 29

Section 7.07.	Limitation on Suits 29

Section 7.08.	Unconditional Right of Security Holders To Receive Principal, Premium and Interest 30

Section 7.09.	Restoration of Rights and Remedies 30

Section 7.10.	Rights and Remedies Cumulative 30

Section 7.11.	Delay or Omission Not Waiver 30

Section 7.12.	Control by Security Holders 30

Section 7.13.	Waiver of Past Defaults 31

Section 7.14.	Undertaking for Costs 31

Section 7.15.	Waiver of Stay or Extension Laws 31
ARTICLE EIGHT
TRUSTEE

Section 8.01.	Duties of Trustee 32

Section 8.02.	Rights of Trustee 33

Section 8.03.	Individual Rights of Trustee 34

Section 8.04.	Trustee’s Disclaimer 34

Section 8.05.	Notice of Default 34

Section 8.06.	Reports by Trustee to Holders 34

Section 8.07.	Compensation and Indemnity 35

Section 8.08.	Replacement of Trustee 35

Section 8.09.	Successor Trustee by Merger, Etc. 36

Section 8.10.	Eligibility; Disqualification 36

Section 8.11.	Preferential Collection of Claims Against the Company 36
ARTICLE NINE
SUPPLEMENTAL INDENTURES

Section 9.01.	Supplemental Indentures Without Consent of Security Holders 37

Section 9.02.	Supplemental Indentures with Consent of Security Holders 38

Section 9.03.	Execution of Supplemental Indentures 39

Section 9.04.	Effect of Supplemental Indentures 39

Section 9.05.	Conformity with Trust Indenture Act 39

Section 9.06.	Reference in Securities to Supplemental Indentures 39

Section 9.07.	Subordination Unimpaired 39

Section 9.08.	Notice of Supplemental Indentures 39
ARTICLE TEN
CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 10.01.	Company May Consolidate, etc., Only on Certain Terms 40

Section 10.02.	Successor Corporation Substituted for Company 40
ARTICLE ELEVEN
SUBORDINATION OF SECURITIES

Section 11.01.	Securities Subordinate to Senior Debt 40

Section 11.02.	Company Not to Pay if Senior Debt of Company is in Default 41

Section 11.03.	Payment over of Proceeds upon Dissolution, Default, Etc., of the Company 41

Section 11.04.	Subrogation to Rights of Holders of Senior Debt 42

Section 11.05.	Reliance on Certificate of Liquidating Agent 42

Section 11.06.	Payment Permitted if No Default 42

Section 11.07.	Trustee Not Charged with Knowledge of Prohibition 43

Section 11.08.	Provisions are Solely to Define Relative Rights 43

Section 11.09.	No Waiver of Subordination Provisions 43

Section 11.10.	Trustee to Effectuate Subordination 43

Section 11.11.	Rights of Trustee as Holder of Senior Debt 44

Section 11.12.	Article Applicable to Paying Agents 44

Section 11.13.	Satisfaction and Discharge 44
ARTICLE TWELVE
SATISFACTION AND DISCHARGE OF INDENTURE

Section 12.01.	Satisfaction and Discharge of Securities of Any Series 44

Section 12.02.	Satisfaction and Discharge of Indenture 45

Section 12.03.	Application of Trust Money 45

Section 12.04.	Repayment of Moneys Held by Paying Agent 46

Section 12.05.	Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions 46

ARTICLE THIRTEEN
INDEMNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS

Section 13.01.	Exemption from Individual Liability 46

Cross Reference Table
Showing Reflection of Certain Provisions
Required Pursuant to Section 310 through 318(a)
of Trust Indenture Act of 1939, as Amended, Including
Cross-References to Provisions of Sections 310 through 318(a)
which, Pursuant to
Section 318(c) of the Trust Indenture Act of 1939,
as Amended, are Part of and Govern Such Provisions
of the Indenture Whether or not Physically Contained Therein     This Table is not part of the Indenture.B

	TIA	Section
SECTION 310	(a)(1)	8.10
	(a)(2)	8.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	8.10
	(b)	8.08, 8.10
	(c)	Not Applicable
SECTION 311	(a)	8.11
	(b)	8.11
	(c)	Not Applicable
SECTION 312	(a)	6.01, 6.02
	(b)	6.02
	(c)	6.02
SECTION 313	(a)	6.03
	(b)	6.03
	(c)	1.06
	(d)	6.03
SECTION 314	(a)(1)	6.04
	(a)(2)	6.04
	(a)(3)	6.04
	(a)(4)	5.04
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
	(f)	Not Applicable
SECTION 315	(a)	8.01(b)
	(b)	8.05
	(c)	8.01(a)
	(d)	8.01
	(d)(1)	8.01(c)(1)
	(d)(2)	8.01(c)(2)
	(d)(3)	8.01(c)(3)
	(e)	7.14
B This table is not part of the indenture.

SECTION 316	(a)(1)(A)	7.12
	(a)(1)(B)	7.13
	(a)(2)	Not Applicable
	(b)	7.08
	(c)	1.04(a)
SECTION 317	(a)(1)	7.03
	(a)(2)	7.04
	(b)	5.03
SECTION 318	(a)	1.07

SUBORDINATED NOTES INDENTURE, dated as of June 27, 2016, between BOK Financial Corporation, an Oklahoma corporation having an address at Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma 74172 (hereinafter called the “Company,” which term shall include any successors and assigns pursuant to the terms of this Indenture) and U.S. Bank National Association, a national banking association having an address at 13737 Noel Road, Ste. 800, Dallas, TX 75240 (hereinafter called the “Trustee”).
WHEREAS, the Company deems it appropriate from time to time to issue its unsecured subordinated debentures, notes, bonds or other evidences of indebtedness, to be issued in one or more series (hereinafter called the “Securities”) as hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture;
WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done; and
WHEREAS, all things necessary to make this Indenture a valid agreement of the Trustee, in accordance with its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)
all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to be designated Articles, Sections and other subdivisions of this instrument; the words “herein,” “hereof” and “thereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(2)	the terms defined in this Indenture have the meanings assigned to them in this Indenture and include the plural as well as the singular;

(3)
all other terms used herein which are defined in the Trust Indenture Act, or in the Commission’s rules thereunder, either directly or by reference therein, have the meanings assigned to them therein; and

(4)
all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in effect in the United States at the date of such computation.

“Act,” when used with respect to any Security Holder, has the meaning specified in Section 1.04.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authorized Newspaper” means a newspaper published in the English language published at least once a day, and customarily published for at least five days in each calendar week, and of general circulation in the United States of America or as specified with respect to the Securities of any series the terms of which permit Unregistered Securities.
“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors.
“Board of Directors” means, with respect to the Company, either the Board of Directors of the Company or the executive committee of such Board of Directors or other committee duly authorized to act on behalf of the Board of Directors with regard to a given matter.
“Board Resolution” means, with respect to the Company, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means each day which is neither a Saturday, Sunday nor other day on which banking institutions or trust companies in the Place of Payment are authorized or required by law, regulation or executive order to be closed.
“Capital Stock” means, as to shares of a particular corporation, outstanding shares of stock of any class whether now or hereafter authorized, irrespective of whether such class shall be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of such corporation.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.
“Company” means the Person named as the “Company” in the first paragraph of this Indenture until any successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.
“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by its Chairman or any Vice Chairman of the Board of Directors, President or a Vice President, and by its Chief Financial Officer, Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, and delivered to the Trustee.
“Corporate Trust Office” means the principal office of the Trustee in the City of New York at which at any particular time its corporate trust business shall be administered, except that, with respect to presentation of Registered Securities for payment or for registration of transfer and exchange, presentation of Unregistered Securities for registration and the location of the Securities Register, such term shall mean such office or the agency of the Trustee designated for such purpose.
“Debt” means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) similar obligations arising from off-balance sheet guarantees and direct credit substitutes, (iv) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (v) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (vi) every capital lease obligation of such Person; (vii) all Other Financial Obligations of such Person; and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is for which such Person is responsible or liable, directly or indirectly, as obligor or otherwise.

“Default,” wherever used herein with respect to Securities of any series, shall mean any one of the following events (whatever the reason for such Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	an Event of Default;

(2)	the events referred to in clause (1) through (2) of Section 7.03; or

(3)
default in the performance, or breach, of any covenant or warranty of the Company in respect of the Securities of such series (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in Section 7.03 specifically dealt with or which has been expressly included in the Indenture solely for the benefit of series of Securities other than that series), and continuance of each default or breach for a period of 90 days after there has been given by registered or certified mail to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder.

“Defaulted Interest” has the meaning specified in Section 3.07.
“Depositary” means (i) with respect to any series of Securities for which the Company shall determine that such Securities will be issued as a Global Security and as a Registered Security, The Depository Trust Company, New York, New York, another clearing agency or any successor registered under the Securities and Exchange Act of 1934, as amended, or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.05 or 3.01, or (ii) with respect to any series of Securities for which the Company shall determine that such Securities will be issued as a Global Security and as an Unregistered Security, such Person as the Company shall designate pursuant to Section 2.05 or 3.01, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depository with respect to the Securities of that series.
“Event of Default” has the meaning specified in Section 7.01.
“Fully Registered Security” means any Security registered as to principal and interest, if any.
“Global Security” means, with respect to any series of Securities, a Security executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and pursuant to a Company Order, which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same issue date, date or dates on which principal is due, and interest rate or method of determining interest and which, if the Securities of the series are Registered Securities, shall be registered in the name of the Depositary, or its nominee.
“Government Obligations” means, with respect to the Securities of any series, securities which are (i) direct obligations of the United States of America the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

“Holder” means, with respect to a Registered Security, any Person in whose name at the time a particular Registered Security is registered in the Securities Register, and with respect to an Unregistered Security, the bearer of such Unregistered Security.
“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated hereunder;
“Interest Payment Date,” when used with respect to any series of Securities, means the Stated Maturity of an installment of interest in the Securities of such series.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether on a Repayment Date, at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
“Officers’ Certificate” means a certificate signed by the Chairman or any Vice Chairman of the Board of Directors, the President or Vice President, and by the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Each Officers’ Certificate shall include the statements required by Section 1.02.
“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company and who shall be satisfactory to the Trustee. Each Opinion of Counsel shall include the statements required by Section 1.02.
“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02.
“Other Financial Obligations” means, with respect to a Person, all obligations of such Person to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts, and (iii) in the case of both (i) and (ii) above, similar financial instruments.
“Outstanding,” when used with respect to Securities of any or all series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture except:

(i)	Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)
Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)
Securities in exchange for or in lieu of which other Securities have been authenticated and delivered, or Securities which have been paid, pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Securities are held by bona fide purchasers; provided, however, that in determining whether the Holders of the requisite principal amount of Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.02 and (ii) Securities owned by the Company or any other obligor upon the Securities or by any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the

Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.
“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on, or other amounts payable in respect of, any Securities on behalf of the Company in accordance with Section 5.02.
“Paying Agent Office” means the office of the applicable Paying Agent at which at any particular time its corporate agency business will principally be administered in a Place of Payment.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of, and premium, if any and interest if any on, the Securities of such series are payable as specified pursuant to Section 3.01.
“Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and for the purposes of this definition any Security authenticated and delivered under Section 3.06 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.
“Principal Corporate Trust Office” means the principal corporate trust office of the Trustee at the location set forth in the first paragraph of this Indenture, or at such other location as the Trustee may from time to time designate by written notice to the Company.
“Principal Subsidiary Bank” means each of (i) any Subsidiary Bank the consolidated assets of which constitute 40% or more of the consolidated assets of the Company and its Subsidiaries and (ii) any other Subsidiary Bank designated as a Principal Subsidiary Bank pursuant to a Board Resolution and set forth in an Officers’ Certificate delivered to the Trustee; provided that if the Board of Governors of the Federal Reserve System (or any successor Federal banking agency having primary supervisory authority on the Company) (in either case, the “FRB”) notifies the Company that a Subsidiary Bank that is a Principal Subsidiary Bank applying the tests in clause (i) or (ii) does not qualify as a “major subsidiary depository institution” within the requirements of Section 217.20(d)(1)(vi) of the FRB’s Regulation Q, 12 C.F.R. Part 217 (or any successor regulation), such Subsidiary Bank shall not be a Principal Subsidiary Bank from and after the time the Company receives from the FRB such a notice.
“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Holder” means, with respect to a Registered Security, the Person in whose name such Security is registered in the Securities Register.
“Registered Security” means any Security registered as to principal.
“Regular Record Date” for the interest payable on any Security on any Interest Payment Date means the date, if any, specified in such Security as the “Regular Record Date.”
“Repayment Date,” when used with respect to any Security to be repaid, means the date fixed for repayment pursuant to the terms of such Security.
“Responsible Officer,” when used with respect to the Trustee, shall mean any officer of the Trustee assigned to the Corporate Trust Administration unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture and, for the purposes of Sections 3.03, 8.01(c)(2) and 8.05, shall also include any officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Security” or “Securities” has the meaning specified in the second paragraph of this Indenture and more particularly shall mean any Registered or Unregistered Securities authenticated and delivered under this Indenture.
“Security Register” and “Security Registrar” have the meanings specified in Section 3.05.
“Senior Debt” means, unless otherwise specified with respect to any series of Securities, the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities or to other Debt that is pari passu with, or subordinate to, the Securities; provided, however, that the Senior Debt shall not be deemed to include (i) trade accounts payable and accrued liabilities arising in the ordinary course of business (which will rank equally in right of payment and upon liquidation with the Securities), (ii) any Debt of the Company that when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (iii) any Debt of the Company to any of its subsidiaries, (iv) Debt to any employee of the Company, and (v) with respect to any series of Securities, Securities of any other series issued pursuant to this Indenture (except if such Securities or any series thereof are not (or no longer are) subject to Article Eleven of this Indenture).
“Special Record Date” for the payment of any Defaulted Interest means the date fixed by the Trustee pursuant to Section 3.07.
“Stated Maturity,” when used with respect to any Security or any installment of principal or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
“Subsidiary” means any corporation a majority of the Voting Shares of which at the time are owned directly or indirectly by the Company or by one or more other Subsidiaries.
“Subsidiary Bank” means any Subsidiary that is a “depository institution” as defined in Section 217.2 of the FRB’s Regulation Q, 12 C.F.R. Part 217.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this instrument was executed; provided that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person designated as the Trustee for any series of Securities pursuant to Section 3.01 of this Indenture until any successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee, provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to the Securities of that series.
“Unregistered Security” means any Security that is not registered as to principal.
“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
“Voting Shares” means, as to shares of a particular corporation, outstanding shares of Capital Stock of any class or classes having voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the failure to pay a dividend or other amount or by reason of the occurrence of any other contingency).
Section 1.02. Compliance Certificates and Opinions

Upon any application or request by the Company to the Trustee to take any action under any provision of the Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 5.04) shall include:

(1)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)
a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by an opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.
Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 1.04. Acts of Security Holders

(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Security Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Security Holders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Security Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. With respect to Registered Securities, the Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 6.01 of this Indenture prior to such solicitation. If a record date is fixed, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date. No such vote or consent shall be valid or effective for more than 120 days after such record date.

(b)The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

(c)The ownership of Registered Securities of any series shall be proved by the Security Register for such series or by a certificate of the Security Register for such series; the ownership of unregistered Securities of any series shall be proved by proof of possession reasonably satisfactory to the Trustee.

(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, offered to be done or omitted to be done by the Trustee, the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

Section 1.05 Notices, etc., to Trustee and Company

Any request, demand, authorization, direction, notice, consent, waiver or Act of Security Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)
the Trustee by any Security Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee and received at the Principal Corporate Trust Office, and, in respect of Unregistered Securities, at the Corporate Trust Office of the Trustee referred to in Section 5.02, or

(2)
the Company by the Trustee or by any Security Holder shall be sufficient for every purpose hereunder (except as provided in clause (3) of the definition of “Default” in Section 1.01) if in writing and mailed, first class, postage prepaid, to the Company, as the case may be, addressed to it at the address of its principal executive office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.06. Notices to Holders; Waiver

Where this Indenture provides for notice to Holders of any event, (1) if any of the Securities affected by such event are Fully Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by first class mail, postage prepaid, to such Holders as their names and addresses appear in the Security Register within the time prescribed and (2) if any of the Securities affected by such event are Unregistered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by first class mail, postage prepaid, to such Holders in the manner and the extent provided in Section 313(c) of the Trust Indenture Act and if published in an Authorized Newspaper or Newspapers in such city or cities as may be provided elsewhere in this Indenture or specified as contemplated by Section 3.01 on a Business Day at least twice, the first such publication to be not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder, shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. If in the event of suspension of regular mail service or for any other reason it shall be impracticable to give such notice to Registered Holders by mail, then such a notification as shall be made to Registered Holders with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In case by reason of the suspension of publication of any Authorized Newspaper or by reason of any other cause it shall be impracticable to publish any notice to Holders of Unregistered Securities as provided above then said notification to Holders of Unregistered Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder.
Section 1.07. Conflict with Trust Indenture Act

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
Section 1.08. Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09. Successors and Assigns

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether expressed or not.
Section 1.10. Separability Clause

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 1.11. Benefits of Indenture

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under this Indenture.
Section 1.12 Legal Holidays

In any case where the date of an Interest Payment Date, a Redemption Date or a Repayment Date or the Stated Maturity of any Security shall not be a Business Day at any Place of Payment with respect to the Securities of that series, then (notwithstanding any other provision of the Securities or this Indenture) payment of the principal of or interest on any such Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Interest Payment Date, Redemption Date or Repayment Date or Stated Maturity, and no interest shall accrue for the period from and after such nominal date.
Section 1.13. Governing Law

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.
Section 1.14. Waiver of Jury Trial

EACH OF THE COMPANY, THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 1.15. Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, any provision of any law or regulation or any act of any governmental authority, accidents, acts of war or terrorism, sabotage, epidemics, riots, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
Section 1.16. Counterparts

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

ARTICLE TWO
FORMS

Section 2.01. Forms Generally

The Securities of each series and the certificates of authentication on the Securities shall be in substantially the form as shall be established pursuant to this Article and Section 3.01 in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture or as may be required to comply with any law or with any rules or regulations made pursuant thereto or with any rules or regulations of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.
The definitive Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner all as determined by the officers executing such Securities, as evidenced by their execution of each Securities, subject, with respect to the Securities of any series, to the rules of any securities exchange on which the Securities of such series are listed.
Section 2.02. Form of Trustee’s Certificate of Authentication

The Trustee’s Certificate of Authentication on all Securities shall be in substantially the following form:
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:_____________________________________
Authorized Signatory
Section 2.03. Form of Security

Each Security shall be in a form approved from time to time by or pursuant to a Board Resolution, or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in a form approved by or pursuant to a Board Resolution, the Company shall deliver to the Trustee the Board Resolution by or pursuant to which such form of Security has been approved, which Board Resolution shall have attached thereto a true and correct copy of the form of Security which has been approved by or pursuant thereto, and, if a Board Resolution authorizes a specific officer or officers of the Company to approve a form of Security, a certificate of such officer or officers approving the form of Security attached thereto.
Section 2.04. [Reserved.]

Section 2.05. Securities Issuable in the Form of a Global Security

(a)If the Company shall establish pursuant to Section 3.01 that the Securities of a particular series are to be issued in whole or in part in one or more Global Securities as Registered Securities or Unregistered Securities, then the Company shall execute and the Trustee shall, in accordance with Section 3.03 and the Company Order delivered to the Trustee thereunder, authenticate and deliver a Global Security or Securities which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, and (iv) shall bear a legend (in addition to any legend as may be required by the Depositary) substantially to the following effect: “Except as otherwise provided in Section 2.05 of the Indenture, this Security may be transferred, in whole but not in part, only to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary, or to a successor Depositary or to a nominee of such successor Depositary.”

Each Depositary designated pursuant to Section 3.01 for a Global Security that is a Registered Security must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.
(b)Notwithstanding any other provision of this Section 2.05 or of Section 3.05, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 3.05, only to a nominee of the Depositary for such series or by a nominee of the Depositary to the Depositary, or to a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.

(c)If at any time the Depositary for a series of Securities notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be eligible under Section 2.05(a) and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.05 shall no longer be applicable to the Securities of such series and the Company will execute, and the Trustee will, in accordance with Section 3.03 and a Company Order delivered to the Trustee, authenticate and deliver, Securities of such series, in like tenor and terms in definitive form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Company may, subject to the procedures of the Depositary, at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.05 shall no longer apply to the Securities of such series. In such event the Company will execute and the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, will authenticate and deliver Securities of such series, in like tenor and terms in definitive form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. If specified by the Company pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series of like tenor and terms and in definitive form on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, will authenticate and deliver definitive Securities of such series without service charge:

(1)
to the Depositary or to each Person specified by such Depositary a new Security or Securities of the same series, of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(2)
to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

In any exchange provided for in this Section 2.05(c), the Company will execute and the Trustee, pursuant to a Company Order, will authenticate and deliver Securities

(i)	as Registered Securities in authorized denominations, if the Securities of such series are issuable as Registered Securities;

(ii)	as Unregistered Securities in authorized denominations if the Securities of such series are issuable as Unregistered Securities; or

(iii)	as either Registered or Unregistered Securities, if the Securities of such series are issuable in either form.

Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee. Registered Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations, and delivered to such addresses, as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Registered Securities to the Persons in whose names such Securities are so registered or to the Depositary in accordance with a Company Order. The Trustee shall deliver Unregistered Securities issued in exchange for a Global Security pursuant to this Section to the Depositary or to the Persons at such addresses, and in such authorized denominations, as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise shall instruct the Trustee in writing.
ARTICLE 13
THE SECURITIES
Section 3.01. Title and Terms

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued up to the aggregate principal amount of Securities from time to time authorized by or pursuant to a Board Resolution.
The Securities may be issued in one or more series. All Securities of each series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time or times of the authentication and delivery or Maturity of the Securities of such series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate of the Company, or established in one or more indentures supplemental hereto, which shall be delivered to the Trustee prior to the issuance of Securities of any series:

(1)	the form of the Securities of the series;

(2)	the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(3)
any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to this Article Three and Sections 2.05, 3.05, 3.06 and 4.03);

(4)	the date or dates on which such Securities may be issued;

(5)	the date or dates, which may be serial, on which the principal of, and premium, if any, on the Securities of such series shall be payable;

(6)
the rate or rates, or the method of determination thereof, at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and, in the case of Registered Securities, the record dates, if other than as set forth in Section 3.07, for the determination of Holders to whom interest is payable, whether any special terms and conditions relating to the payment of additional amounts in respect of payments on the Securities of such series shall in the event of certain changes in the United States Federal income tax laws apply to the Unregistered Securities of such series or to Registered Securities of such series, and the circumstances, if any, under which a Holder may elect to receive interest in a form other than as provided in Section 5.01;

(7)	the place or places where the principal of, and premium, if any, and interest, if any, on Securities of the series shall be payable (if other than as provided in Section 5.02);

(8)
the provisions, if any, establishing the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise, and whether any special terms and conditions of redemption shall apply to Unregistered Securities of such series or to Registered Securities of such series;

(9)
the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to the sinking fund provisions or at the option of a Holder thereof and the price or prices, in the currency or currency unit in which the Securities of such series are payable, at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(10)	if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which Securities of such series shall be issuable;

(11)
if other than the principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.02 or provable in bankruptcy pursuant to Section 7.04;

(12)
whether payment of the principal of, premium, if any, and interest, if any, on the Securities of such series shall be with or without deduction for taxes, assessments or governmental charges, and with or without reimbursement of taxes, assessments or governmental charges paid by Holders;

(13)	any Events of Default or Defaults with respect to the Securities of such series, if not set forth herein;

(14)	in case the Securities of such series do not bear interest, the applicable dates for the purpose of clause (a) of Section 6.01;

(15)
whether the Securities of such series are to be issued as Registered Securities or Unregistered Securities or both, and, if Unregistered Securities are issued, whether Unregistered Securities of such series may be exchanged for Registered Securities or Fully Registered Securities of such series and whether Registered Securities or Fully Registered Securities of such series may be exchanged for Unregistered Securities of such series and the circumstance under which and the place or places where any such exchanges, if permitted, may be made;

(16)
the currency or currencies, or currency unit or currency units are to be denominated, payable, redeemable or repurchaseable, as the case may be, and whether such principal, premium, if any, and interest, if any, payable otherwise than in U.S. Dollars may, at the option of the Holders of any Security of such series, also payable in U.S. Dollars;

(17)	if other than as set forth in Section 12.01, provisions for the satisfaction and discharge of the indebtedness represented by the Securities of such series;

(18)	whether the Securities of such series are issuable as a Global Security and, in such case, the identity of the Depositary for such series;

(19)
if the amount of payment of principal of (and premium, if any) or interest on the Securities of such series may be determined with reference to an index, formula or other method based on a coin, currency or currency unit other than that in which the Securities are stated to be payable or otherwise, the manner in which such amounts shall be determined;

(20)
the relative degree, if any, to which the Securities of the series shall be senior to or be subordinated to other series of Securities in right of payment, whether such series of Securities are Outstanding or not;

(21)
if applicable, that the subordination provisions of Article Eleven shall apply to the Securities of the series or that any different subordination provisions, including a different definition of the term ‘Senior Debt,’ shall apply to the Securities of such series;

(22)	any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture); and

(23)	any trustees, paying agents, transfer agents or registrars with respect to the Securities of such series.

The Trustee shall be entitled to receive and shall be fully protected in relying on, in addition to the Opinion of Counsel to be furnished to the Trustee pursuant to Section 1.02 with the Officers’ Certificate relating to the issuance of any series of Securities, an Opinion of Counsel stating that:

(i)	all instruments furnished to the Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Securities;

(ii)
all applicable laws with respect to the form and execution by the Company of the supplemental indenture, if any, have been complied with and that the execution and delivery of the supplemental indenture, if any, by the Trustee will not violate this Indenture, the Company has corporate power to execute and deliver any such supplemental indenture and has taken all necessary corporate action for those purposes and any such supplemental indenture has been executed and delivered and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect);

(iii)	the form and terms of such Securities have been established in conformity with the provisions of this Indenture;

(iv)
all applicable laws with respect to the execution and delivery by the Company of such Securities endorsed thereon have been complied with and the authentication and delivery of any such Securities by the Trustee will not violate the terms of the Indenture, the Company has the corporate power to issue such Securities, and such Securities have been duly authorized and delivered by the Company, and, assuming due authentication and delivery of such Securities by the Trustee and payment therefor, such Securities constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms (subject, as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect) and entitled to the benefits of this Indenture and all other Securities, if any, of such series Outstanding;

(v)	the amount of the Securities Outstanding, including such Securities, does not exceed the amount at the time permitted by law; and

(vi)
the issuance of such Securities will not contravene the Certificate of Incorporation or the By-Laws of the Company, in each case, as amended, or result in any violation of any of the terms or the provisions of any indenture, mortgage or other agreement known to such counsel by which the Company or any of its subsidiaries is bound.

Section 3.02. Denominations

The Securities of each series shall be issuable in such denominations as shall be specified in the Form of Security for such series approved or established pursuant to Section 2.03 or in the Officers’ Certificate delivered pursuant to Section 3.01. In the absence of any specification with respect to the Securities of any series, the Securities of such series shall be issuable as Fully Registered Securities in denominations of $2,000 and any integral multiples of $1,000 in excess thereof, and shall be payable in U.S. Dollars.
Section 3.03. Execution, Authentication and Delivery

The Securities shall be executed on behalf of the Company by its Chairman, Vice Chairman, President or one of its Executive Vice Presidents or Senior Vice Presidents and may, but need not be, under its corporate seal, which may be in facsimile form and may be imprinted or otherwise reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.
Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, and the Trustee shall authenticate and deliver such Securities to or upon a Company Order, an Officers’ Certificate required pursuant to Section 1.02 and an Opinion of Counsel required pursuant to Section 1.02 without any further action by the Company.
The Trustee shall have the right to decline to authenticate and deliver any Security under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of Responsible Officers shall determine that such action would expose the Trustee to personal liability.
All Registered Securities shall be dated the date of their authentication; provided, however, that if provided for in the form of Security, interest may accrue from a date other than the authentication date.
No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
Notwithstanding the provisions of Section 3.01 and of this Section 3.03, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate or supplemental indenture otherwise required pursuant to Section 3.01 or the Company Order, Officers’ Certificate and Opinion of Counsel required pursuant to this Section 3.03 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series to be issued; provided, however, that any subsequent request by the Company to the Trustee to authenticate Securities of such series shall constitute a representation and warranty by the Company that as of the date of such request the statements made in the Officers’ Certificate delivered pursuant to Section 3.01 shall be true and correct on the date thereof as if made on and as of the date thereof and that the Opinion of Counsel delivered at or prior to such time of authentication shall relate to all subsequent issuances of Securities of such series that are identical to the Securities issued in the first issuance of Securities of such series.

Section 3.04. Temporary Securities

Pending the preparation of definitive Securities for any series, the Company may execute and upon Company Order the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable in any authorized denomination and substantially in the form of the definitive Securities of such series in lieu of which they are issued but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Temporary Securities may be issued as Registered Securities or Unregistered Securities. Without unreasonable delay the Company shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge to a Holder at the Corporate Trust Office of the Trustee, or, in the case of temporary Securities issued in respect of the Unregistered Securities of any series, at the Corporate Trust Office of the Trustee located in a city specified elsewhere in this Indenture or pursuant to Section 3.01, and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of the same series. Such exchange shall be made by the Company at its own expense and without any charge therefor to a Holder except that in case of any such exchange involving any registration of transfer the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.
Section 3.05. Registration, Registration of Transfer and Exchange

Subject to the conditions set forth below, Securities of any series may be exchanged for a like aggregate principal amount of Securities of the same series of other authorized denominations. Securities to be exchanged shall be surrendered at the offices or agencies to be maintained by the Company for such purposes as provided in Section 5.02, and the Company shall execute and register, and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Holder making the exchange shall be entitled to receive.
The Company shall keep or cause to be kept, at one of its said offices or agencies, a register for each series of Securities issued hereunder which may include Registered Securities (hereinafter collectively referred to as the “Securities Register”) in which, subject to such reasonable regulations as it may prescribe, and subject also to the provisions of Section 2.05, the Company shall provide for the registration of Registered Securities of such series and shall register the transfer of Registered Securities of such series as in this Article Three provided. The Securities Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Trustee is hereby appointed “Securities Registrar” for the purpose of registering Registered Securities and registering transfers of Registered Securities as herein provided. Subject to the provisions of Section 2.05, upon due presentment for registration of transfer of any Security of any series at any such office or agency, the Company shall execute and register, and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Securities of the same series for an equal aggregate principal amount.
Subject to the provisions of Section 2.05, at the option of the Holder thereof, Securities of any series, whether Registered Securities or Unregistered Securities, which by their terms are registrable as to principal only or as to principal and interest, may, to the extent and under the circumstances specified pursuant to Section 3.01, be exchanged for such Registered Securities or Fully Registered Securities of such series, as may be issued by the terms thereof. Securities of any series, whether Registered Securities or Unregistered Securities, which by their terms provide for the issuance of Unregistered Securities, may not, except to the extent and under the circumstances specified pursuant to Section 3.01, be exchanged for Unregistered Securities of such series.
Upon presentation for registration of any Unregistered Security of any series which by its terms is registrable as to principal, at the office or agency of the Company to be maintained as provided in Section 5.02, such Security shall be registered as to principal in the name of the Holder thereof, and such registration shall be noted on such Security. Any Security so registered shall be transferable on the Securities Register of the Company upon presentation of such Security at such office or agency for similar notation thereon, but, to the extent permitted by law, such Security may be discharged from registration by being in a like manner transferred to bearer, whereupon transferability by delivery shall be restored. To the extent permitted by law, Unregistered Securities shall continue to be subject to successive registrations and discharges from registration at the option of the Holders thereof.

Unregistered Securities shall be transferred by delivery. All Securities presented for registration of transfer or for exchange, redemption or payment shall (if so required by the Company or the Securities Registrar) be duly endorsed, by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder thereof or its attorney, duly authorized in writing.
Each Security endorsed thereon issued upon registration of transfer or exchange of Securities pursuant to this Section 3.05 shall be the valid obligation of the Company, evidencing the same indebtedness and entitled to the same benefits under this Indenture as the Security or Securities surrendered upon registration of such transfer or exchange.
No service charge shall be made to a Holder for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 4.03 or 9.06 not involving any transfer.
The Company shall not be required (a) to issue, exchange or register the transfer of any Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series and ending at the close of business on the day of such mailing, or (b) to exchange or register the transfer of any Securities selected, called or being called for redemption except, in the case of any Security to be redeemed in part, the portion thereof not to be so redeemed.
None of the Trustee, the Paying Agent or the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 3.06. Mutilated, Defaced, Destroyed, Lost and Stolen Securities

In case any temporary or definitive Security shall become mutilated or defaced or be destroyed, lost or stolen, and in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company in the case of a mutilated or defaced Security shall, and in the case of a lost, stolen or destroyed Security may in its discretion, execute, and upon a Company Request, the Trustee shall authenticate and deliver, a new Security of the same series, of like tenor and principal amount, and bearing a number, letter or other distinguishing symbol not contemporaneously outstanding, or in lieu of and in substitution for the Security so destroyed, lost or stolen, or if any such Security shall have matured or shall be about to mature, instead of issuing a substituted Security, the Company in its discretion may pay or authorize the payment of the same without surrender thereof (except in the case of a mutilated Security) instead of issuing a new Security. In every case the applicant for a substituted Security shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.
Upon the issuance of any substitute Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every substitute Security of any series issued pursuant to the provisions of this Section 3.06 by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions of this Section 3.06 are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall, to the fullest extent permitted under applicable law, preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 3.07. Payment of Interest; Interest Rights Preserved

Unless otherwise specified as contemplated by Section 3.01, interest on any Fully Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest if provided for in the Board Resolution pursuant to Section 3.01. In the case of a Security issued between a record date and the initial Interest Payment Date relating to such record date, interest for the period beginning on the date of issue and ending on such initial Interest Payment Date shall be paid to the Person to whom such Security shall have been originally issued.
Any interest on any Fully Registered Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company at its election in each case, as provided in Clause (1) or Clause (2) below:

(3)
The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Fully Registered Securities (or its Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Fully Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and, in the name and at the expense of the Company shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Fully Registered Security at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company cause a similar notice to be published at least once in an Authorized Newspaper in the Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given as aforesaid, such Defaulted Interest shall be paid to the Persons whose names the Fully Registered Securities (or its Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(4)
The Company may make payment of any Defaulted Interest on any such Fully Registered Security in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Fully Registered Securities of that series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security of any series delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
Section 3.08. Persons Deemed Owners

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name any Registered Security shall be registered upon the Security Register for such series as the absolute owner of such Security (notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07), if such Registered Security is a Fully Registered Security, interest, if any, on, such Registered Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. The Company, the Trustee, and any agent of the Company or the Trustee may treat the Holder of any Unregistered Security as the absolute owner of such Security for the purposes of receiving payment thereof or on account thereof and for all other purposes whatsoever whether or not such Security be overdue, and neither the Company, the Trustee, any Paying Agent nor any Security Registrar shall be affected by notice to the contrary. All such payments so made to any Holder for the time being, or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.
None of the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, an agent member of the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any agent member of the Depositary, with respect to any ownership interest in the Securities or with respect to the delivery to any agent member of the Depositary, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures. The Trustee, the Paying Agent and the Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, the Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any agent member of the Depositary or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.
Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and Holders of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of such Global Security.

Section 3.09. Cancellation of Securities; Disposal Thereof

All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking fund, if surrendered to the Company, or any Paying Agent or any Securities Registrar, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it, and no Securities shall be authenticated and delivered in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities held by it in accordance with the Trustee’s standard procedures. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities, unless and until the same are delivered to the Trustee for cancellation.
Section 3.10. Computation of Interest

Except as otherwise specified in the form of Security for any series approved or established pursuant to Section 2.03 or in the Officers’ Certificate delivered pursuant to Section 3.01, with respect to Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
Section 3.11. Numbers, ISINs, etc.

The Company in issuing the Securities may use CUSIP numbers, ISINs (if then generally in use) or other similar numbers and, if so, the Trustee shall use CUSIP numbers, ISINs or other similar numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee of any change in the CUSIP numbers, ISINs or other similar numbers.
ARTICLE FOUR
REDEMPTION OF SECURITIES

Section 4.01. Applicability of Article

The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their Stated Maturity in accordance with their terms except as otherwise specified as contemplated by Section 3.01 for Securities of such series.
Section 4.02. Notice of Redemption; Selection of Securities

In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of the Securities of any series (or all or part of the Unregistered Securities of such series or all or any part of the Registered Securities of each series, if the terms and traditions of redemption shall differ with respect to Unregistered Securities and Registered Securities of such series as specified in the terms of such Securities established pursuant to Section 3.01) in accordance with their terms, it shall fix a Redemption Date and, except as otherwise set forth in a form of Security, shall provide notice of such redemption at least 30 and not more than 60 days prior to such Redemption Date to the Holders of Securities of such series so to be redeemed as a whole or in part in the manner provided in Section 1.06, provided that the Company shall provide notice to the Trustee of the redemption at least two Business Days prior to the date such notice is delivered to the Holders.
Each such notice of redemption shall specify the Redemption Date, the Redemption Price and accrued interest, if any, the Place or Places of Payment, that the Securities of such series are being redeemed at the option of the Company pursuant to provisions contained in the terms of the Securities of such series or in a supplemental indenture establishing such series, if such be the case, together with a brief statement of the facts permitting such redemption, that payment will be made upon presentation and surrender of the applicable Securities, that any interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said Redemption Date any interest thereon or on the portions thereof to be redeemed will cease to accrue.

If less than all the Securities of any series are to be redeemed the notice of redemption shall specify the numbers of the Securities of such series to be redeemed, and, if only Unregistered Securities of any series are to be redeemed, and if such Unregistered Securities may be exchanged for Registered Securities, the last date on which exchanges of Unregistered Securities for Registered Securities not subject to redemption may be made. In case any Security of any series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued, or, in the case of Securities providing appropriate space for such notation, at the option of the Holders, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.
On or before the Redemption Date with respect to the Securities of any series stated in the notice of redemption given as provided in this Section 4.02, the Company will deposit with the Trustee or with one more Paying Agents an amount of money in the currency or currency units in which the Securities of such series are payable (except as otherwise specified as contemplated by Section 3.01 for the Securities of such series) sufficient to redeem on such Redemption Date all the Securities or portions thereof so called for redemption at the applicable Redemption Price, together with accrued interest to such Redemption Date.
Except as set forth in a form of Security, if fewer than all the Securities of a series are to be redeemed (except in the case of a redemption in whole of the Unregistered Securities, the Registered Securities or the Fully Registered Securities of such series), the Company will give the Trustee written notice not less than 60 days prior to the Redemption Date as to the aggregate principal amount of Securities to be redeemed and the Trustee shall select, not more than 60 days prior to the Redemption Date and in such manner as in its sole discretion it shall deem appropriate and fair, the Securities of such series or portions hereof (equal to the minimum authorized denomination for Securities of that series or an integral multiple thereof, except as otherwise set forth in the applicable form of Security) to be redeemed.
Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.
Section 4.03. Payment of Securities Called for Redemption

If notice of redemption has been given as above provided, the Securities or portions of Securities of the series specified in such notice shall become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price, together with any interest accrued to such Redemption Date, and on and after said Redemption Date (unless the Company shall default in the payment of such Securities at the applicable Redemption Price, together with any interest accrued to said Redemption Date) any interest on the Securities or portions of Securities of any series so called for redemption shall cease to accrue. On presentation and surrender of such Securities at a Place of Payment in such notice specified, such Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with any interest accrued thereon to the applicable Redemption Date (except as otherwise specified as contemplated by Section 3.01 for the Securities of such series).
Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Securities so presented.

ARTICLE FIVE
COVENANTS

Section 5.01. Payment of Principal, Premium and Interest; Compliance with Terms

With respect to each series of Securities, the Company will duly and punctually pay the principal of, premium, if any, and interest on the Securities of such series in accordance with the terms of the Securities of such series, and this Indenture, net of any taxes required to be withheld, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Securities of such series. Except as otherwise specified as contemplated by Section 3.01 with respect to the Securities of a series, each installment of interest on the Registered Securities of any series may be paid by mailing checks for such interest payable to or upon the written order of the Holders of Registered Securities entitled thereto as they shall appear on the registry books of the Company.
Section 5.02. Maintenance of Agency

The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where Registered Securities may be presented or surrendered for payment of principal of, premium, if any, or interest or other amounts payable in respect thereof and for registration of transfer or exchange and an agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby appoints the Trustee’s Corporate Trust Office as its initial office or agency for the purpose of this Section 5.02. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain such agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands in respect of Registered Securities may be made or served at the Principal Corporate Trust Office; and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands and to act as Paying Agent.
The Company, by written notice to the Trustee, may also from time to time designate one or more other offices or agencies where Securities may be presented for any or all such purposes, and, by like notice, may from time to time rescind such designations.
Section 5.03. Money for Security Payments To Be Held in Trust

If the Company shall at any time act as its own Paying Agent for any series of Securities, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities of such series set aside, aggregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.
Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of, premium, if any, or interest on any Securities of such series, deposit with a Paying Agent a sum sufficient to pay the principal, premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and the Company, subject to the provisions of this Section, that such Paying Agent will:

(1)
hold all sums held by it for the payment of principal of or premium, if any, or any interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to said Persons or otherwise disposed of as herein provided;

(2)
give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal of, premium or interest in the Securities of such series; and

(3)	at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest on any Security of any series and remaining unclaimed for 2 years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in the Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company. The Trustee may also adopt and employ, at the expense of the Company, any other reasonable means of notification of such proposed repayment (including, but not limited to, mailing notice of such proposed repayment to Registered Holders whose names appear on the Security Register and whose holdings of Registered Securities have not yet been surrendered for redemption or whose right to interest moneys due and payable but not claimed is determinable from the records of any Paying Agent or the Trustee, at the last address of record for each such Holder).
Section 5.04. Certification of Compliance of the Company

The Company will promptly (and in any event within three (3) Business Days) notify the Trustee, upon obtaining knowledge of any default under this Indenture, and shall comply with the provisions of Section 314(a)(4) of the Trust Indenture Act.
Section 5.05. Corporate Existence

Subject to Article Ten, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or other organizational existence, rights (charter and statutory) and franchises and the corporate existence, rights (charter and statutory) and franchises of all Subsidiaries; provided, however, that the Company shall not be required to, or to cause any such Subsidiary to, preserve any right or franchise or to keep in full force and effect the corporate existence of any such Subsidiary if the Company shall determine that the keeping in existence or preservation thereof is no longer desirable in the conduct of the business of the Company, and that the loss thereof is not disadvantageous in any material respect to the Holders of Securities.
Section 5.06. Calculation of Original Issue Discount

The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may be required to be provided to the Trustee or to the holders of the Securities pursuant to the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

ARTICLE SIX
SECURITY HOLDERS’ LISTS AND REQUESTS BY TRUSTEE
AND COMPANY

Section 6.01. Company To Furnish Trustee Names and Addresses of Security Holders

In accordance with Section 312(a) of the Trust Indenture Act, the Company will furnish or cause to be furnished to the Trustee (a) semiannually and not more than 10 days after the Regular Record Date for each series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of such date, and on dates to be determined pursuant to Section 3.01 for noninterest bearing Securities of such series in each year, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, except that, so long as the Trustee is Security Registrar, no such list need be furnished.
The Company shall also be required to furnish such information which is known to it concerning the Holders of Unregistered Securities; provided, however, that the Company shall have no obligation to investigate any matter relating to the name and address of any Holder of an Unregistered Security.
Section 6.02. Preservation of Information; Communications to Security Holders

The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act, subject to the exculpation from liability contained in Section 312(c) of such Act.
Section 6.03. Reports by Trustee

The Trustee shall comply with the provisions of Section 313 of the Trust Indenture Act. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange and any delisting thereof.
Section 6.04. Reports by Company

The Company shall comply with the provisions of Section 314(a)(1), (2) and (3) of the Trust Indenture Act.
Delivery of any reports, information and documents to the Trustee pursuant to any of such provisions is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
ARTICLE SEVEN
REMEDIES

Section 7.01. Events of Default and Defaults

“Event of Default,” wherever used herein with respect to Securities of any series, shall mean any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)
the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its properties, or ordering the winding up or liquidation of either of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(2)
the commencement by the Company of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(3)	a receivership of a Principal Subsidiary Bank under the Federal Deposit Insurance Act, as amended, or other applicable law.

Section 7.02. Acceleration of Maturity; Rescission and Annulment

If an Event of Default with respect to any series of Securities occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding of such series may declare the principal (or, if Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the Securities of such series) of all the Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders of Securities), and upon any such declaration the same shall become immediately due and payable. Payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article Eleven notwithstanding that such amount shall become immediately due and payable as herein provided.
At any time after such a declaration of acceleration with respect to any series of Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)	the Company has paid or deposited with the Trustee a sum sufficient to pay

(A)	all overdue installments of interest on all Securities of such series;

(B)
the principal of (and premium, if any, on) any Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor by the terms of the Securities of such series;

(C)	to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the Securities of such series;

(D)	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)	all Events of Default, other than the nonpayment of the principal of Securities of such series which have become due solely by such acceleration, have been cured or waived as provided in Section 7.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.
For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.
Upon receipt by the Trustee of any declaration of acceleration, or rescission and annulment thereof, with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Securities Outstanding of such series entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be at the close of business on the day the Trustee receives such declaration of acceleration, or rescission and annulment, as the case may be. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new declaration of acceleration, or rescission or annulment thereof, as the case may be, that is identical to a declaration of acceleration, or rescission or annulment thereof, which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 7.02.
Section 7.03. Collection of Indebtedness and Suits for Enforcement by Trustee

The Company covenants that if:

(1)	default is made in the payment of any interest upon any Security of any series when such interest becomes due and payable, and such default continues for a period of 30 days, or

(2)
default is made in the payment of the principal of (including any sinking fund payment) or premium, if any, on any Security of any series, whether upon Maturity or upon any redemption or by declaration or otherwise, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of Securities of such series, the whole amount then due and payable on Securities of such series for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and to the extent that payment of such interest is lawful, upon overdue installments of interest, at the rate or rates prescribed therefor by the terms of the Securities of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
If an Event of Default or a Default with respect to any series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture for its own benefit and for the benefit of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 7.04. Trustee May File Proofs of Claim

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for payment of overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)
to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of any Securities, to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and to file such other papers or documents as may be necessary or advisable in order to have the claim of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 8.07) and of the Holders of Securities of any series allowed in such judicial proceeding, and

(ii)
to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Security Holders, to pay to the Trustee any amount due to it for the reasonable compensation expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of the Securities may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Securities any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Securities in any such proceeding.
Section 7.05. Trustee May Enforce Claims Without Possession of Securities

All rights of action and claims under this Indenture or under the Securities of any series maybe prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect of which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.
Section 7.06. Application of Money Collected

Any money collected by the Trustee pursuant to this Article or, after a Default, any money or other property distributable in respect of the Company’s obligations under this Indenture with respect to a series of Securities (other than sums held in trust for the benefit of the Holders of particular Securities) shall be applied in the following order, at the date or dates fixed by the Trustee and in the case of the distribution of such money or other property on account or principal, premium, if any, or interest, upon presentation (except in respect of Subdivision FIRST below) of the Securities of such series, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST: To the payment of all amount due the Trustee (including any predecessor trustee) under Section 8.07.
SECOND: Subject to Article 11, to the payment of the amounts then due and unpaid upon the Securities of such series for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities of such series, for principal, premium, if any, and interest, respectively.
THIRD: The balance, to the Company.
Section 7.07. Limitation on Suits

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)	such Holder has previously given written notice to the Trustee of a continued Event of Default or a Default with respect to Securities of such series;

(2)
the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Default in its own name as Trustee hereunder;

(3)
such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceedings; and

(5)
no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other Holders of Securities of such series or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of such series.

Section 7.08. Unconditional Right of Security Holders To Receive Principal, Premium and Interest

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of and premium, if any, and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) at the respective places, at the respective times, at the respective rates, in the respective amounts and herein prescribed, and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
Section 7.09. Restoration of Rights and Remedies

If the Trustee or any Holder of any Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder of any Security, then and in every such case the Company, the Trustee and the Holders of any Security shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.
Section 7.10. Rights and Remedies Cumulative

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of any Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 7.11. Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default or any Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of any Security may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holders, as the case may be.
Section 7.12. Control by Security Holders

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Securities of such series, provided that

(1)	such direction shall not be in conflict with any statute or rule of law or with this Indenture,

(2)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)
the Trustee need not take any other action which it determines might involve it in personal liability or would be unduly prejudicial to the Holders of Securities of such series not joining in such direction.

Upon receipt by the Trustee of any such direction with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Securities Outstanding of such series entitled to join in such direction, which record date shall be at the close of business on the day the Trustee receives such direction. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, such direction shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new direction identical to a direction which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 7.12.

Section 7.13. Waiver of Past Defaults

The Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder and its consequences, except a default

(1)	in the payment of the principal of or premium, if any, or interest on any Security of such series, or in the payment of any sinking fund installment with respect to Securities of such series, or

(2)	in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be canceled and of no further effect.
Upon any such waiver, such default shall cease to exist, and any Event of Default or Default arising therefrom shall be deemed to have been cured, for every purpose in respect of the Securities of such series under this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Section 7.14. Undertaking for Costs

All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of any Security, or group of Holders of any Security, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder of Securities for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as the case may be).
Section 7.15. Waiver of Stay or Extension Laws

The Company covenants (to the extent that it may do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of any stay, usury or extension law wherever enacted, now or any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE EIGHT
TRUSTEE

Section 8.01. Duties of Trustee

(a)If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)Except during the continuance of a Default:

(1)
The Trustee need perform only those duties as are specifically set forth herein or in the TIA and no implied duties, covenants, responsibilities or obligations shall be read into this Indenture against the Trustee.

(2)
In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)	This paragraph does not limit the effect of paragraphs (b) or (d) of this Section 8.01.

(2)	The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)	The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.12.

(d)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or adequate indemnity against such risk or liability.

(e)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 8.01.

(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)In the absence of bad faith, gross negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

Section 8.02. Rights of Trustee

Subject to Section 8.01:
(a)The Trustee may rely conclusively and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper document.

(b)Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(c)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 1.02. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(d)The Trustee may act through its attorneys and agents and shall not be responsible for the negligence or misconduct of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(e)The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it reasonably believes to be authorized or within the discretion or powers conferred upon it by this Indenture.

(f)The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law, or any Opinion of Counsel, shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(g)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

(h)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(i)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(j)The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(k)The Trustee shall not be deemed to have notice or be charged with knowledge of any default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such a default is received from the Company or a Holder by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(l)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(m)Anything in this Indenture notwithstanding, in no event shall the Trustee be responsible or liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage regardless of the form of action.

(n)The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

Section 8.03. Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any agent of the Trustee may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.
Section 8.04. Trustee’s Disclaimer

The Trustee shall not be responsible for and makes no representation as to the validity, sufficiency or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.
Section 8.05. Notice of Default

If a Default occurs and is continuing and the Trustee knows of such Default, the Trustee shall transmit by first-class mail, postage prepaid, to each Holder as their names and addresses appear in the Security Register, notice of such uncured Default within 90 days after such Default occurs. The Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.
Section 8.06. Reports by Trustee to Holders

Within 60 days after each June 1, beginning with June 1, 2017, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).
Prior to delivering any report to the Holders, the Trustee shall deliver a copy of such report to the Company; provided, however, that no recourse may be taken against the Trustee for its failure to deliver a copy of such report prior to its delivery of the report to the Holders. A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each securities exchange, if any, on which the Securities are listed.
The Company shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA § 313(d).

Section 8.07. Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including the reasonable compensation and the expenses and disbursements of its agents and counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.
The Company shall indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the costs and expenses of enforcing this Indenture against the Company (including this Section 8.07) and the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder (whether asserted by the Company, any Holder or any other Person). The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity; provided, however, that the failure to so notify the Company will not affect the obligations of the Company pursuant to this Section 8.07. The Company shall, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.
To secure the Company’s payment obligations in this Section 8.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.
In addition to and without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in clause (1) or (2) of Section 7.04 occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.
“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
Notwithstanding any other provision in this Indenture, the provisions of this Section 8.07 shall survive the satisfaction and discharge, and the termination for any reason, of this Indenture and the resignation or removal of the Trustee.
Section 8.08. Replacement of Trustee

The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the Outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

(1)	the Trustee fails to comply with Section 8.10;

(2)	the Trustee is adjudged a bankrupt or an insolvent;

(3)	a receiver or other public officer takes charge of the Trustee or its property; or

(4)	the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 8.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 8.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.
If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.
Section 8.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided that such Person shall be otherwise qualified and eligible under this Article Eight.
Section 8.10. Eligibility; Disqualification

This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2). The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met, and any other series of Securities issued under this Indenture in respect of which the Trustee also acts as Trustee hereunder. The provisions of TIA § 310 shall apply to the Company and any other obligor of the Securities.
Section 8.11. Preferential Collection of Claims Against the Company

The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE NINE
SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Security Holders

Without the consent of the Holders of any Securities, the Company, when authorized by a Board Resolution, and the Trustee at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)
to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities contained, all as provided in Article Ten;

(2)
to evidence and provide for the acceptance of appointment by another Person as a successor Trustee hereunder with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 8.08;

(3)
to add to the covenants and agreements of the Company for the benefit of the Holders of all or any series of Securities (if such covenants are for less than all series, stating that such covenants are for the benefit of such series), or to surrender any right or power herein conferred upon the Company provided that such action shall not adversely affect the interests of the Holders of Securities of any series then Outstanding;

(4)	to add any additional Events of Default or Defaults;

(5)
to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture provided such other provisions shall not adversely affect the interests of the Holders of Securities of any series then Outstanding in any material respect;

(6)	to secure the Securities;

(7)	to establish any form of Security, as permitted by Section 2.03, and to provide for the issuance of any series of Securities as permitted by Section 3.01, and to set forth the terms thereof;

(8)
to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(9)	to provide for the issuance of uncertificated Securities of one or more series in the place of certificated Securities;

(10)	to qualify the Indenture under the TIA; or

(11)	to comply with the rules and regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded.

The Trustee with respect to any series of Securities affected by such supplemental indenture is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. Supplemental Indentures with Consent of Security Holders

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series (voting as one class) affected by such supplemental indenture or indentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of each such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)
change the Maturity of the principal of, or the Stated Maturity of, or any installment of interest on, any Security, or reduce the principal amount thereof (including in the case of an Original Issue Discount Security the amount payable upon acceleration of the Maturity thereof) or any premium thereon or the rate of interest thereon, or change the earliest Redemption Date of any Security that is redeemable before its Stated Maturity, or change the method of computing the amount of principal thereof on any date, or eliminate a Place of Payment where, or the coin or currency in which, any Security or any premium thereon or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity or the Stated Maturity, as the case may be, thereof (or, in the case of redemption or a repayment, on or after the Redemption Date or the Repayment Date, as the case may be);

(2)
reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(3)
modify any of the provisions of this Section or Section 7.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

(4)	modify the provisions in Article Eleven of this Indenture with respect to the subordination of Outstanding Securities of any series in a manner adverse to the Holders thereof, or

(5)
modify or affect in any manner adverse to the Holders of the Securities the terms and conditions of the obligation of the Company in respect of the due and punctual payment of the principal of or premium or interest on the Securities.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
It shall not be necessary for any Act of Security Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03. Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution and delivery of such supplemental indenture is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms, subject to bankruptcy and other laws affecting creditors’ rights and other customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Section 9.04. Effect of Supplemental Indentures

Upon the execution of any supplemental indenture pursuant to the provisions of this Article Nine, this Indenture shall be and be deemed to be modified and amended in accordance therewith, but only with regard to the Securities of each series affected by such supplemental indenture, and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee for the Securities of such series, the Company and the Holders of any Securities of such series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and condition of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes with regard to the Securities of such series.
Section 9.05. Conformity with Trust Indenture Act

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of TIA as then in effect.
Section 9.06. Reference in Securities to Supplemental Indentures

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee or the Boards of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company, and authenticated and delivered by the Trustee in exchange for the Securities of such series then Outstanding.
Section 9.07. Subordination Unimpaired

No provision in any supplemental indenture that affects the superior position of any Holder of Senior Debt shall be effective against any such Holder of Senior Debt, unless such Holder shall have consented thereto.
Section 9.08. Notice of Supplemental Indentures

After any Supplemental Indenture under this Article becomes effective, the Company shall mail to the Security Holders of each series of Securities affected a notice briefly describing such Supplemental Indenture; provided, however, the failure to give such notice to all Security Holders, or any defect therein, shall not impair or affect the validity of such Supplemental Indenture under this Article.

ARTICLE TEN
CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 10.01. Company May Consolidate, etc., Only on Certain Terms

The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety, to any Person, unless:

(1)
the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all the Securities of each series and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2)
immediately after giving effect to such transaction, no Event of Default or Default, and no event which, after notice or lapse of time or both, would become an Event of Default or a Default, shall have happened and be continuing;

(3)
if, as a result of any such consolidation or merger or such conveyance or transfer, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Corporation, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

(4)
the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 10.02. Successor Corporation Substituted for Company

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 10.01, the successor corporation formed by such consolidation or into which the Company merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.
In the event of any such conveyance or transfer, the Person named as the “Company” in the first paragraph of this instrument or any successor which shall theretofore have become such in the manner prescribed in this Article may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker of all the Securities and from its obligations under this Indenture.
ARTICLE ELEVEN
SUBORDINATION OF SECURITIES

Section 11.01. Securities Subordinate to Senior Debt

The Company, for itself, its successors and assigns, covenants and agrees, and each Holder likewise covenants and agrees by his acceptance thereof, that the obligations of the Company to make any payment on account of the principal of and interest on each and all of the Securities shall be subordinate and junior, to the extent and in the manner hereinafter set forth, in right of payment and upon liquidation to the Company’s obligations to the holders of Senior Debt of the Company.

Section 11.02. Company Not to Pay if Senior Debt of Company is in Default

No payment on account of principal or interest on the Securities shall be made by the Company unless full payment of amounts then due for principal (and premium, if any), sinking funds, and interest on Senior Debt of the Company has been made or duly provided for in money or money’s worth in accordance with its terms. No payment on account of principal or interest on the Securities shall be made by the Company if, at the time of such payment or immediately after giving effect thereto, there shall have occurred an event of default with respect to any Senior Debt of the Company or in any instrument under which the same is outstanding, permitting the holders thereof (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, or an event that, with the giving of notice or the passage of time or both, would constitute such event of default, and such event of default shall not have been cured or waived.
Section 11.03. Payment over of Proceeds upon Dissolution, Default, Etc., of the Company

The Company agrees that upon (i) the occurrence of any event of default referred to in Section 11.02 above that shall not have been cured or waived or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, conservatorship or other proceedings, all principal (and premium, if any), sinking fund payments and interest due or to become due upon all Senior Debt of the Company shall first be paid in full, or payment thereof provided for in money or money’s worth in accordance with its terms, before any payment is made on account of the principal of or interest on the indebtedness evidenced by the Securities due and owing at the time and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Section with respect to the Securities, to the payment in full of all Senior Debt, provided the rights of the holders of the Senior Debt are not altered by such reorganization or readjustment), to which the Holders of the Securities would, except for the provisions hereof, be entitled, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this instrument if received by them or it, directly to the holders of Senior Debt of the Company (pro rata to each such holder on the basis of the respective amounts of Senior Debt held by such holder) or their representatives, to the extent necessary to pay all Senior Debt of the Company in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt, before any payment or distribution is made in respect of the indebtedness evidenced by the Securities to the Holders of the indebtedness evidenced by the Securities or to the Trustee or to any Paying Agent (subject, in the case of the Trustee or any Paying Agent, to the provisions of Section 7.06 and 8.07) under this instrument.
In the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, not permitted by the foregoing, shall be received by the Trustee or any Holder before all Senior Debt of the Company is paid in full, or provision is made for such payment, in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Debt of the Company (pro rata to each such holder on the basis of the respective amounts of Senior Debt held by such holder) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt of the Company may have been issued, as their respective interests may appear, or to any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such distribution, for application to the payment of all Senior Debt of the Company remaining unpaid to the extent necessary to pay all such Senior Debt of the Company in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt of the Company.

The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Ten shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section if the corporation formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Ten.
Nothing in this Article Eleven shall apply to the claims of or payments to the Trustee under or pursuant to Sections 7.06 and 8.07.
Section 11.04. Subrogation to Rights of Holders of Senior Debt

Subject to the prior payment in full of all Senior Debt of the Company, the Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Company that by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property and securities applicable to the Senior Debt of the Company until the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions in respect of the Senior Debt of the Company of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt of the Company and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt of the Company; and no payments or distributions to the Trustee or the Holders of the Securities of cash, property or securities that are applied to the satisfaction of Senior Debt of the Company, as the case may be, by virtue of the subordination herein provided for shall, as between the Company, its creditors other than the holders of Senior Debt of the Company and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Securities.
Section 11.05. Reliance on Certificate of Liquidating Agent

Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders shall be entitled to rely upon an order or decree made by any court of competent jurisdiction in which such dissolution or winding up or liquidation or reorganization or arrangement proceedings are pending or upon a certificate of the trustee in bankruptcy, receiver, conservator, assignee for the benefit of creditors or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent or to this Article.
Section 11.06. Payment Permitted if No Default

Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall prevent (a) the Company, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization or other similar proceedings referred to in Section 11.03 or under the conditions described in Section 11.02, from making payments at any time of principal of (or premium, if any) or interest on the Securities or (b) the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder to the payment of (or premium, if any) or on account of the principal of or interest on Securities, if, on the second Business Day prior to the date of such application, the Trustee or such Paying Agent, as the case may be, did not have the written notice provided for in Section 11.07 or 11.12, as applicable, of any event prohibiting the making of such deposit or if, at the time of such deposit (whether or not in trust) by the Company with the Trustee or any Paying Agent (other than the Company), such payment would not have been prohibited by the provisions of this Article.

Section 11.07. Trustee Not Charged with Knowledge of Prohibition

Notwithstanding anything to the contrary in this Article or elsewhere in this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee and shall be entitled to assume that no event of default or prohibition specified in Sections 11.02, 11.03 or elsewhere has happened, until a Responsible Officer of the Trustee shall have received at the Corporate Trust Office an Officers’ Certificate of the Company to that effect or notice in writing signed by or on behalf of the holders, or their representatives, of at least $1,000,000 in principal amount of Senior Debt of the Company who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such holders or representatives or from any trustee under any indenture pursuant to which such Senior Debt shall be outstanding no later than two Business Days prior to such payment and, prior to the receipt of any such Officers’ Certificate or written notice, the Trustee shall be entitled in all respects conclusively to presume that no such facts exist. Unless the Trustee shall have received the Officers’ Certificate or notice provided from the preceding sentence, the Trustee shall have full power and authority to receive such payment and to apply the same to the purpose for which it was received, and shall not be affected by any notice to the contrary.
Section 11.08. Provisions are Solely to Define Relative Rights

The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand, and the holders of the Senior Debt on the other. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of (and premium, if any, on) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt, to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.
Section 11.09. No Waiver of Subordination Provisions

No right of any present or future holder of any Senior Debt of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.
Section 11.10. Trustee to Effectuate Subordination

Each Holder by its acceptance of a Security or Securities authorizes and directs the Trustee in its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article and appoints the Trustee its attorney-in-fact for any and all such purposes.
With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and objectives as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any such holders or creditors if it shall pay over or distribute to or on behalf of Holders of the Securities or the Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article or otherwise.

Section 11.11. Rights of Trustee as Holder of Senior Debt

The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt that may at any time be held by it, to the same extent as any other holder of Senior Debt, as the case may be, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
Section 11.12. Article Applicable to Paying Agents

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company with respect to a series of Securities and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to, and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 11.08 and 11.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent; and provided, further, that no Paying Agent (other than the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent) shall be deemed to owe any fiduciary duty to the holders of Senior Debt or shall be liable to any such holder if it shall pay over or distribute to or on behalf of Holders of Securities or the Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article or otherwise. No Paying Agent shall be deemed to have received any Officers’ Certificate or notice required pursuant to or referred in this Article (whether or not actually received) until after the second Business Day after any such notice shall have been delivered to a Responsible Officer of such Paying Agent at the Paying Agent Office of such Paying Agent, as such Responsible Officer and Paying Agent Office shall be specified with respect to such series in accordance with Section 3.01.
Section 11.13. Satisfaction and Discharge

Amounts deposited in trust with the Trustee pursuant to and in accordance with Article Twelve and not prohibited to be deposited under Sections 11.02 or 11.03 when deposited shall not be subject to this Article Eleven.
ARTICLE TWELVE
SATISFACTION AND DISCHARGE OF INDENTURE

Section 12.01. Satisfaction and Discharge of Securities of Any Series

This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities expressly provided for herein) with respect to all the Outstanding Securities of any particular series, and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)	either

(A)	all Outstanding Securities of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation; or

(B)	with respect to all Outstanding Securities of such series described in (A) above not theretofore delivered to the Trustee for cancellation:

i.
the Company has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on all such Outstanding Securities of such series for principal (and premium, if any) and interest to the Stated Maturity or any Redemption Date as contemplated by Section 12.03, as the case may be; or

ii.
the Company has deposited or caused to be deposited with the Trustee as obligations in trust such amount of Government Obligations as will, in a written opinion of independent public accountants delivered to the Trustee, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay and discharge when due the entire indebtedness on all such Outstanding Securities of such series for unpaid principal (and premium, if any) and interest to the Stated Maturity or any Redemption Date as contemplated by Section 12.03, as the case may be;

(2)	the Company has paid or caused to be paid all other sums payable with respect to the Outstanding Securities of such series;

(3)
the Company has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Outstanding Securities of any such series have been complied with; and

(4)
if the Securities of such series are not to become due and payable at their Stated Maturity within one year of the date of such deposit or are not to be called for redemption within one year of the date of such deposit under arrangements satisfactory to the Trustee as of the date of such deposit, then the Company shall have given, not later than the date of such deposit, notice of such deposit to the Holders of the Securities of such series.

Upon the satisfaction of the conditions set forth in this Section 12.01 with respect to all the Outstanding Securities of any series, the terms and conditions of this Indenture with respect to such series, shall no longer be binding upon, or applicable to, the Company; provided, however, that the Company shall not be discharged from (a) any payment obligations in respect of Securities of such series which are deemed not to be Outstanding under clause (iii) of the definition thereof, if such obligations continue to be valid obligations of the Company under applicable law, (b) any obligations under Sections 8.07 and 8.08 and (c) any obligations under Section 3.05 or 3.06 (except that Securities of such series issued upon registration of transferor or exchange or Securities issued in lieu of mutilated, lost, destroyed or stolen Securities shall not be obligations of the Company) and Section 6.01; and provided further that in the event a petition for relief under the Bankruptcy Reform Act of 1978 or a successor statute is filed with respect to the Company within 91 days after the deposit, this Indenture with respect to all Securities of such series shall not be discharged, and in such event the Trustee shall return such deposited funds or obligations as it is then holding to the Company upon Company Request, as applicable; and provided further that if the Trustee or Paying Agent is unable to apply any money in accordance with Section 12.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.03, but if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
Section 12.02. Satisfaction and Discharge of Indenture

Upon compliance by the Company with the provisions of Section 12.01 as to the satisfaction and discharge of each series of Securities issued hereunder, and if the Company has paid or caused to be paid all other sums payable under this Indenture, this Indenture shall cease to be of any further effect (except as otherwise provided herein). Upon Company Request and receipt of an Opinion of Counsel, an Officers’ Certificate and, if appropriate under the circumstances, an opinion of independent public accountants (and at the expense of the Company), the Trustee shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.
Notwithstanding the satisfaction and discharge of this Indenture, any obligations of the Company under Sections 3.05, 3.06, 5.01, 6.01, 8.07 and 8.08 and the obligations of the Trustee under Section 12.03 shall survive.
Section 12.03. Application of Trust Money

All money and obligations deposited with the Trustee pursuant to Section 12.01 shall be held irrevocably in trust and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. Such money and obligations shall be applied by the Trustee, in accordance with the provisions of the Securities, this Indenture and such escrow trust agreement, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any) and interest, if any, on the Securities for the payment of which such money and obligations have been deposited with the Trustee. If Securities of any series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provision or in accordance with any mandatory sinking fund requirement, the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company. Money and obligations deposited with the Trustee pursuant to Section 12.01 are not subject to Article Eleven and are subject to the Trustee’s rights under Section 8.07.

Section 12.04. Repayment of Moneys Held by Paying Agent

Subject to Section 6.03, in connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys with respect to such series then held by any Paying Agent for such series under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
Section 12.05. Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 12.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.
ARTICLE THIRTEEN
INDEMNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS

Section 13.01. Exemption from Individual Liability

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise: it being expressly understood and agreed that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities, or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution and delivery of this Indenture and the issue of such Securities.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

BOK FINANCIAL CORPORATION
By:	/s/ STEVEN E. NELL
Name: Steven E. Nell
Title: Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title: